UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2026

HUDSON ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41532	86-2712843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Hudson Yards, Suite 1051, New York, NY 10001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (917) 345-0953

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Right	HUDA U	The Nasdaq Stock Market LLC

Shares of Common Stock, par value $0.0001 per share	HUDA	The Nasdaq Stock Market LLC

Rights, each to receive one-fifth (1/5) of a share of the common stock	HUDA R	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 14, 2026, the Company held the Special Meeting. On August 21, 2026, the record date for the Special Meeting, there were 2,111,028 shares of common stock outstanding and entitled to be voted at the Special Meeting, approximately 98.17% of which were represented in person or by proxy at the Special Meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

1.To consider and vote upon a proposal to approve the Business Combination Agreement, dated as of November 22, 2024 (the “Business Combination Agreement”), by and among HUDA, EUROEV Holdings Limited, a British Virgin Islands business company (“Pubco”), Aiways Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub”), Aiways Automobile Europe GmbH, a German limited liability company (the “Aiways Europe”) and Aiways Tech Limited, a Hong Kong company (the “Signing Seller”), a copy of which is attached to this proxy statement as Annex A.

FOR	AGAINST	ABSTAIN
2,072,493	0	0

2.To consider and vote upon a proposal to approve and adopt the amended and restated memorandum and articles of association of Pubco (the “Pubco A&R M&A”), the form of which are attached to the accompanying proxy statement as Annex B, be approved to take effect at the Share Exchange

FOR	AGAINST	ABSTAIN
2,072,493	0	0

3.To consider and vote upon proposals to approve and adopt, on a non-binding advisory basis, certain governance provisions in the Pubco A&R M&A, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, that the material differences between the HUDA Charter, and the Pubco A&R M&A relating to the authorized share capital, the status as blank check company, the number of directors and the shareholder meeting quorum as described in the separate proposals be approved in all respects.

FOR	AGAINST	ABSTAIN
2,072,493	0	0

4.To consider and vote upon a proposal that five directors be elected to serve terms on Pubco’s board of directors (the “Pubco board”) effective upon the Closing until the 2026 annual meeting of shareholders or until their respective successors are duly elected and qualified be approved in all respects.

FOR	AGAINST	ABSTAIN
2,072,493	0	0

5.To consider and vote upon a proposal to approve the 2026 Pubco Equity Incentive Plan, in the form attached hereto as Annex C (the “2026 Pubco Equity Incentive Plan”), which will provide that the total awards under such equity incentive plan will be a number of Pubco Ordinary Shares equal to the sum of (A) 5,000,000 Pubco Ordinary Shares, plus (B) an increase commencing on January 1 following the Effective Date, and continuing annually on each anniversary thereof through and including January 1, 2035, equal to the lesser of (i) 750,000 Pubco Ordinary Shares and (ii) such smaller number of Pubco Ordinary Shares as determined by the Pubco Board or the relevant committee designated by the Pubco Board.

FOR	AGAINST	ABSTAIN
2,072,491	1	1

6.To consider and vote upon a proposal to approve that, effective upon the Closing, Pubco shall provide up to an aggregate of 3,000,000 Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Rights, when added together with the Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in satisfaction of the Converted Sponsor Loans (as defined in the Business Combination Agreement), will be released from the restrictions on Transfer (as defined in the Insider Letter) set forth therein.

FOR	AGAINST	ABSTAIN
2,072,493	0	0

7.To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary or desirable, at the determination of the HUDA Board.

FOR	AGAINST	ABSTAIN
2,072,493	0	0

Item 8.01 Other Events.

In connection with the votes to approve the proposals above, the holders of 6,140 shares of common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.03 per share, for an aggregate redemption amount of approximately $67,725, leaving approximately $246,300 in the Trust Account as of the filing of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 14, 2026	HUDSON ACQUISITION I CORP.

	By:	/s/ Warren Wang
	Name:	Warren Wang
	Title:	Chief Executive Officer